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                                                                    Exhibit 9(a)

                            ADMINISTRATION AGREEMENT

                                  JULY 23, 1996


Sierra Fund Administration Corporation
9301 Corbin Avenue, Suite 333
Northridge, California  91324

Ladies and Gentlemen:

         The Sierra Asset Management Portfolios (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, confirms its agreements with Sierra Fund Administration Corporation ("Sierra
Administration"), a corporation organized under the laws of the State of California, regarding administration services to be provided by Sierra Administration in connection with each of the investment portfolios offered from time to time by the Trust (individually, a "Portfolio" and together, the "Portfolios"). Sierra Administration agrees to provide services upon the following terms and conditions:

                 1.  Investment Description; Appointment
                     -----------------------------------

         The Trust desires to employ the Trust's capital by investing and reinvesting (a) in investments of the kind and in accordance with the limitations specified in (i) the Trust's Agreement and Declaration of Trust dated March 26, 1996, as amended (the "Trust Agreement"), and (ii) the prospectus(es) (the "Prospectus") and statement(s) of additional information (the "Statement") relating to the Portfolios contained in the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Registration Statement") and (b) in such manner and to such extent as may from time to time be approved by the Trust's Board of Trustees. Copies of the Prospectus, the Statement and the Trust Agreement have been submitted to Sierra Administration. The Trust desires to employ and hereby appoints Sierra Administration to act as the Portfolios' administrator. Sierra Administration accepts this appointment and agrees to furnish the services described herein for the compensation set forth below.

                 2.  Services as Administrator
                     -------------------------

         Subject to the supervision and direction of the Board of Trustees of the Trust, Sierra Administration is responsible for all administrative functions with respect to the Trust and will (a) assist in supervising all aspects of the operations of the Trust except those performed by the Trust's investment adviser under its investment advisory agreement; (b) supply the Trust with office facilities (which may be in Sierra Administration's own offices), statistical and research data, data processing services, clerical, accounting and bookkeeping services (including, but not limited to, the calculation of (i) the net asset values of shares of the Trust, (ii) distribution fees), internal auditing and legal services, internal executive and administrative services, and stationary and office supplies; (c) prepare reports to the Trust's shareholders and materials for the Board of Trustees of the Trust; (d) prepare tax returns and reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities; (e) cooperate with the Trust's transfer agent for the purpose of establishing the implementing procedures to ensure that the Trust's transfer agency and shareholder relations functions are efficiently carried out; and (f) provide such other similar services as the Trust may reasonably request to the extent permitted under application statutes, rules and regulations. The services to be performed by Sierra Administration hereunder may be delegated by it, in whole or in part, to one or more sub-administrators provided that any delegation of duties to a sub-administrator shall not relieve Sierra Administration of its responsibilities hereunder. Notwithstanding anything to the contrary in this Agreement, Sierra Administration shall not be responsible for the performance of any duties which are required to be performed by the Trust's transfer agent.

                 3.  Compensation
                     ------------

         (a) In consideration of services rendered pursuant to this Agreement, the Trust will pay Sierra Administration on the first business day of each month a fee for the previous month at an annual rate of 0.50% of the average daily net assets of each Portfolio; out of which fee Sierra Administration shall pay expenses as described in Section 4 including, without limitation, fees to any sub-administrator and the custodian. The fee for the period from the date of this Agreement to the end of the first calendar month of the term of this Agreement shall be prorated according to the proportion that such period bears to the full monthly period.

         (b) Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to Sierra Administration, the value of each Fund's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement relating to the Portfolio as from time to time in effect.

                 4.  Expenses
                     --------

         Sierra Administration will bear all expenses in connection with the performance of its services under this Agreement, including, without limitation, payment of the fee to any sub-administrator and custodian described in Paragraph 3 above. The Trust will bear certain other expenses to be incurred in its operation, including: organizational expenses; taxes, interest, brokerage fees and commissions, if any; fees of trustees of the Trust who are not officers, directors, or employees of Sierra Investment Services Corporation, each sub-administrator or any of their affiliates; transfer agent fees; Securities and Exchange Commission fees and state Blue Sky qualification fees; out-of-pocket expenses of custodians, transfer and dividend disbursing agents and the Trust's sub-administrator and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Trust's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Trust and of the officers or Board of Trustees of the Trust; and any extraordinary expenses. In addition, each Portfolio pays a distribution fee pursuant to terms of a Distribution Plan adopted under Rule 12b-1 of the Investment Company Act of 1940, as amended (the "1940 Act").

                 5.  Standard of Care
                     ----------------

         Sierra Administration shall exercise its best judgment in rendering the services listed in Paragraph 2 above. Sierra Administration shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolios in connection with the matters to which this Agreement relates, except (a) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or (b) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                 6.  Term of Agreement
                     -----------------

         This Agreement shall become effective as of the date set forth above and shall continue for an initial two-year term and shall continue automatically from year-to-year thereafter unless terminated in accordance with the following sentence. This Agreement is terminable at any time, without penalty, on 60 days' written notice by the Board of Trustees of the Trust, or upon 90 days' written notice by Sierra Administration.

                 7.  Service to Other Companies or Accounts
                     --------------------------------------

         The Trust understands that Sierra Administration may act in the future as administrator to other investment companies or series of investment companies, and the Trust has no objection to Sierra Administration's so acting in such capacity. The Trust understands that the persons employed by Sierra Administration to assist in the performance of Sierra Administration's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of Sierra Administration or any affiliate of Sierra Administration to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

                 8.  Representations of the Trust and Sierra Administration
                     ------------------------------------------------------

         The Trust represents that (i) a copy of the Trust Agreement is on file in the office of the Secretary of The Commonwealth of Massachusetts, (ii) the appointment of Sierra Administration has been duly authorized and (iii) it has acted and will continue to act in conformity with the 1940 Act and other applicable laws. Sierra Administration represents that it is authorized to perform the services described herein.

                 9.  Limitation of Liability
                     -----------------------

         The copy of the Trust Agreement is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.

                10.  Entire Agreement
                     ----------------

         This Agreement constitutes the entire agreement between the parties hereto.

                11.  Governing Law
                     -------------

         This Agreement shall be governed in accordance with the laws of The Commonwealth of Massachusetts.

         If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.


                                              Very truly yours,

                                              SIERRA ASSET MANAGEMENT PORTFOLIOS


                                              By       /s/  F. Brian Cerini
                                              ----------------------------------
                                              Name: F. Brian Cerini
                                              Title:  President


Accepted:

SIERRA FUND ADMINISTRATION
  CORPORATION


By      /s/ Keith B. Pipes
----------------------------------
Name:  Keith B. Pipes
Title: Chief Financial Officer and Secretary